UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2013

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No

001-33072	SAIC, Inc.	Delaware	20-3562868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

000-12771	Science Applications International Corporation	Delaware	95-3630868
1710 SAIC Drive, McLean, Virginia 22102
(703) 676-4300

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 7.01	Regulation FD Disclosure.

SAIC, Inc. (Company) previously scheduled an Investor Conference for July 17 and 18, 2013, to present the capabilities and certain financial information regarding Leidos and New SAIC, the two companies that will result from the Company’s expected separation transaction. The Company initially set the Investor Conference for mid-July in anticipation that the separation transaction would occur as early as August 2013. The Company now believes that the separation transaction will occur later in the fiscal year. As a result, the Company expects to reschedule the Investor Conference to a later date. The Company continues to make progress working through details of the separation transaction and continues to expect the spin-off to occur during the second half of the Company’s fiscal year, subject to the final approval of the Board of Directors. The Company currently intends to reschedule the Investor Conference and to notify analysts and institutional investors of the new date once the conference details become available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)			SAIC, INC.

Date:	July 3, 2013	By:	/s/ Mark W. Sopp
Mark W. Sopp
			Its:	Executive Vice President and
Chief Financial Officer

(Registrant)			SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

Date:	July 3, 2013	By:	/s/ Mark W. Sopp
Mark W. Sopp
			Its:	Executive Vice President and
Chief Financial Officer

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